Appendix A



                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT made and entered into as of the 29th day of October 1996, by and among The Lehigh Group Inc., a Delaware corporation ("Lehigh"), Lehigh Management Corp., a Delaware corporation and a wholly-owned subsidiary of Lehigh ("Newco") and First Medical Corporation, a Delaware corporation ("FMC"). Unless the context indicates otherwise, all references herein to Lehigh or FMC refer to Lehigh and FMC and their respective wholly owned subsidiaries.

                          W I T N E S S E T H  T H A T:

                                R E C I T A L S:

     (A) Lehigh has recently organized Newco for the purpose of merging with and into FMC on the terms and conditions set forth herein and with the effect that, as a result thereof, the present stockholders of Lehigh will upon consummation of the Merger hold four percent of the total equity of Lehigh on a fully diluted basis.

     (B) Simultaneously with the execution and delivery of this Agreement, FMC is lending to Lehigh the sum of $300,000 and, in evidence thereof, Lehigh is delivering to FMC a debenture in the form annexed hereto as Exhibit A.

     (C) It is intended that the transactions contemplated by this Agreement shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements and the benefits to be realized by each of the parties, the parties hereto agree as follows:

     1. THE MERGER

     (a) On the Closing Date, Newco shall be merged with and into FMC (the "Merger") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"). FMC shall be the surviving corporation of the Merger, shall be a wholly-owned subsidiary of Lehigh and shall continue to be governed by the laws of Delaware. Immediately prior to the Effective Time (as hereinafter defined) there shall be filed with the Delaware Secretary of State an amendment to the Certificate of Incorporation of Lehigh providing for "blank check" preferred stock and a Certificate of Designation establishing a series of 1,037,461 shares of preferred stock to be designated the Series A Convertible Preferred Stock, $.001 par value, of Lehigh (the "Lehigh Preferred Stock"), each share of which shall be convertible at any time by the holder thereof into 250 shares of the common stock, $.001 par value, of Lehigh (the "Lehigh Common Stock") and each share of which shall be entitled to 250 votes, voting together with the Lehigh Common Stock, on all matters subject to the vote of stockholders. Upon the effectiveness of the Merger, and by virtue thereof without any further action by Lehigh, FMC or any of their stockholders: (i) any and all shares of the Lehigh Common Stock held by


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FMC immediately prior to the Effective Time shall be cancelled;  (ii) each other share of the Lehigh Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding; and (iii) each share of common stock, $.01 par value, of FMC (the "FMC Common Stock") shall cease to be outstanding and shall be converted into (A) 1,127.675 shares of Lehigh Common Stock and (B) 103.7461 shares of Lehigh Preferred Stock.

     (b) Certificates representing shares of FMC Common Stock shall be exchanged for certificates of Lehigh Common Stock and Lehigh Preferred Stock as follows:

          (i) After the Effective Time, certificates evidencing outstanding shares of FMC Common Stock shall evidence the right of the holder thereof to receive certificates representing 1,127.675 shares of Lehigh Common Stock and 103.7461 shares of Lehigh Preferred Stock for each share of FMC Common Stock. Each holder of FMC Common Stock, upon surrender of the certificates which prior thereto represented shares of FMC Common stock, to a trust company to be designated by Lehigh which shall act as the exchange agent (the "Exchange Agent") for such stockholders to effect the exchange of certificates on their behalf, shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of Lehigh Common Stock and Lehigh Preferred Stock into which the shares of FMC Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted. Until so surrendered, each such outstanding certificate for shares of FMC Common Stock shall be deemed, for all corporate purposes including voting rights, subject to the further provisions of this Section 1(b), to evidence the ownership of the whole shares of Lehigh Common Stock and Lehigh Preferred Stock into which such shares have been converted.

          (ii) No certificate representing a fraction of Lehigh Common Stock or Lehigh Preferred Stock will be issued and no right to vote or receive any distribution or any other right of a stockholder shall attach to any fractional interest of Lehigh Common Stock or Lehigh Preferred Stock to which any holder of shares of FMC Common Stock would otherwise be entitled hereunder.

          (iii) If any certificate for whole shares of Lehigh Common Stock or Lehigh Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for shares of Lehigh Common Stock or Lehigh Preferred Stock in any name other than that of the registered holder of the certificate surrendered.

          (iv) At the Effective Time, all shares of FMC Common Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be cancelled.

     (c) Lehigh and FMC shall each submit this Agreement to its stockholders for approval in accordance with the DGCL, at an annual or special meeting of the stockholders (the "Meeting") called and held on a date to be fixed by their respective Boards of Directors and shall use their best efforts to hold such meeting on or before May 15, 1997 or as soon thereafter as practical.

     (d) Lehigh and FMC shall each use its best efforts to obtain the affirmative vote of stockholders required to approve this Agreement and the transactions contemplated hereby, and will recommend to their respective stockholders the approval of the Merger, subject however, in the case of

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each company's Board of Directors,  to its fiduciary obligation to stockholders.
Lehigh shall mail to all of its stockholders entitled to vote at and receive notice of such meeting the material required in accordance with the Registration Statement and Prospectus provisions specified in paragraph 9 hereof.

     (e) On or before the date of the Meeting, the Board of Directors of Newco shall duly approve this Agreement and Lehigh, as sole stockholder of Newco, shall duly approve this Agreement and the transactions contemplated hereby.

     (f) Following the approval of the Merger by the stockholders of Lehigh, Newco and FMC, a Certificate of Merger containing the information required by applicable law shall be executed by the appropriate officers of FMC and Newco.

     (g) Notwithstanding any other provision of this Agreement to the contrary, if Lehigh receives a proposal for a business combination with any other party which is more favorable to Lehigh or its stockholders than the terms set forth in this Agreement (an "Alternate Proposal") at any time prior to consummation of the Merger, Lehigh shall be entitled to pursue and/or consummate such transaction free of any obligation to FMC under or pursuant to this Agreement except for those obligations set forth in Section 17 hereof.

     2. CLOSING; EFFECTIVE TIME

     (a) The closing of all the transactions contemplated hereby (herein called the "Closing" or the "Closing Date") shall occur at a date and place mutually agreed between the parties and on a date within fifteen (15) business days after all of the of the conditions described in paragraphs 14 and 15 hereof have been satisfied or, to the extent permitted by paragraph 16(c) hereof, their satisfaction has been waived. Lehigh, Newco and FMC will use their best efforts to obtain the approvals specified in paragraph 8 hereof and any other of the consents, waivers, or approvals necessary or desirable to accomplish the transactions contemplated by this Agreement. All documents required to be delivered by each of the parties hereto shall be duly delivered to the respective recipient thereof at or prior to the Closing. Without the consent of FMC and Lehigh to extend such date, the Closing Date shall be no later than June 30, 1997, and if it is delayed beyond said date, or extended date, then either party shall have the right to terminate this Agreement upon notice to that effect.

     (b) At the Closing, Lehigh, Newco and FMC shall jointly direct that the Certificate of Merger be duly filed, and in accordance with such direction it shall be filed, in the Offices of the Secretary of State of Delaware so that the Merger shall be effective on the Closing Date. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

     3. LISTING

     At a time mutually agreed to by Lehigh and FMC, but in no event later than the date following the approval of stockholders of both Lehigh and FMC, Lehigh agrees, at its expense, to apply for and use its best efforts to obtain additional listings on the New York Stock Exchange, subject to notice of issuance, of the shares of Lehigh Common Stock to be delivered to FMC stockholders in the Merger. FMC agrees to render assistance to Lehigh in obtaining such listing, including the furnishing of such financial statements as Lehigh may reasonably request.


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     4. INVESTIGATION BY THE PARTIES

     Lehigh and FMC acknowledge that they have made or caused to be made such investigation of the properties of the other and its subsidiaries and of its financial and legal condition as the party making such investigation deems necessary or advisable to familiarize itself with such properties and other matters. Lehigh and FMC each agree that if matters come to the attention of either party requiring additional due diligence, each agrees to permit the other and its authorized agents or representatives to have, after the date of execution hereof, full access to its premises and to all of its books and records at reasonable hours, and its subsidiaries and officers will furnish the party making such investigation with such financial and operating data and other information with respect to the business and properties of it and its subsidiaries as the party making such investigation shall from time to time reasonably request. No investigation by Lehigh or FMC shall affect the representations and warranties of the other and each such representation and warranty shall survive any such investigation. Each party further agrees that in the event the transactions contemplated by this Agreement shall not be consummated, it and its officers, employees, accountants, attorneys, engineers, authorized agents and other representatives will not disclose or make available to any other person or use for any purpose unrelated to the consummation of this Agreement any information, whether written or oral, with respect to the other party and its subsidiaries or their business which it obtained pursuant to this Agreement. Such information shall remain the property of the party providing it and shall not be reproduced or copied without the consent of such party. In the event that the transactions contemplated by this Agreement shall not be consummated, all such written information shall be returned to the party providing it.

     5. "AFFILIATES" OF FMC

     Each stockholder of FMC who is, in the opinion of counsel to Lehigh, deemed to be an "affiliate" of FMC as such term is defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (hereinafter called the "1933 Act"), is listed on a Schedule to be delivered to Lehigh within 20 days hereof, and will be informed by FMC that: (i) absent an applicable exemption under the 1933 Act, the shares of Lehigh Common Stock to be received by such "affiliate" and owned beneficially on consummation of the transactions contemplated hereunder may be offered and sold by him only pursuant to an effective registration statement under the 1933 Act or pursuant to the provisions of paragraph (d) of Rule 145 promulgated under the 1933 Act;
(ii) Rule 145 restricts the amount and method of subsequent dispositions by such "affiliate" of such shares and (iii) a continuity of interests by the "affiliate" must be maintained. Prior to the Closing Date, FMC agrees to obtain from each "affiliate" an agreement to the effect that such affiliate will not publicly sell any of such shares unless a registration statement under the 1933 Act with respect thereto is then in effect, or such disposition complies with paragraph (d) of Rule 145 promulgated under the 1933 Act, or counsel satisfactory to Lehigh has delivered a written opinion to Lehigh and to such "affiliate" that registration under the 1933 Act is not required in connection with such disposition.

     6. STATE SECURITIES LAWS

     Lehigh will take such steps as may be necessary to comply with any state securities or so-called Blue Sky laws applicable to the actions to be taken in connection with the Merger and the delivery by Lehigh to FMC stockholders of the shares of Lehigh Common Stock and Lehigh Preferred Stock to be delivered pursuant to this Agreement. Costs and expenses of any such Blue-Sky qualifications shall be borne by Lehigh.


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


     7. CONDUCT OF BUSINESS PENDING THE CLOSING

     From the date hereof, to and including the Closing Date, except as may be first approved by the other Party or as is otherwise permitted or contemplated by this Agreement:

          (i) Lehigh and FMC shall each conduct their business only in the usual and ordinary course;

          (ii) neither Lehigh or FMC shall make any change in its authorized or outstanding capitalization;

          (iii) Except as set forth on their respective Disclosure Schedules annexed to this Agreement neither Lehigh or FMC shall authorize for issuance or issue or enter any agreement or commitment for the issuance of shares of capital stock;

          (iv) neither Lehigh or FMC shall create or grant any rights or elections to purchase stock under any employee stock bonus, thrift or purchase plan or otherwise;

          (v)  neither  Lehigh  or  FMC  shall  amend  their   Certificates   of
     Incorporation or Bylaws unless deemed to be reasonably necessary to consummate the transaction contemplated herein and upon prior notice thereof to each other;

          (vi) Neither Lehigh or FMC shall make any modification in their employee benefit programs or in their present policies in regard to the payment of salaries or compensation to their personnel and no increase shall be made in the compensation of their personnel, except in the ordinary course of business;

          (vii) Neither Lehigh or FMC shall make any contract, commitment, sale or purchase of assets or incur debt, except in the ordinary course of business;

          (viii) Lehigh and FMC will use all reasonable and proper efforts to preserve their respective business organizations intact, to keep available the services of their present employees and to maintain satisfactory relationships with suppliers, customers, regulatory agencies, and others having business relations with it;

          (ix) Neither Lehigh or FMC shall create or implement a profit sharing plan; and,

          (x) The Board of Directors of Lehigh and FMC will not declare any dividends on, or otherwise make any distribution in respect of, their outstanding shares of capital stock.

     8. EFFORTS TO OBTAIN APPROVALS AND CONSENTS

     FMC and Lehigh will use all reasonable and proper efforts to obtain, where required, the approval and consent (i) of any governmental authorities having jurisdiction over the transactions contemplated in this Agreement, and (ii) of such other persons whose consent to the transactions contemplated by this Agreement is required.


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


     9. PROXY STATEMENT AND REGISTRATION STATEMENT

     (a) FMC and Lehigh agree that they shall cooperate in the preparation of and the filing with the Securities and Exchange Commission by Lehigh of a proxy statement/prospectus (the "Proxy Statement") in accordance with the Securities Exchange Act of 1934 (the "1934 Act") and the applicable rules and regulations thereunder, to be included in the registration statement of Lehigh referred to below and (ii) the filing with the Securities and Exchange Commission, by Lehigh, of a registration statement on Form S-4 or such other Form as may be appropriate (the "Registration Statement"), including the Lehigh Proxy Statement, in accordance with the Securities Act of 1933 (the "1933 Act") and the applicable rules and regulations thereunder covering the shares of Lehigh Common Stock and Lehigh Preferred Stock to be issued pursuant to this Agreement and the shares of Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock. Lehigh and FMC thereafter shall use all reasonable efforts to cause the Registration Statement to become effective under the 1933 Act at the earliest practicable date, and shall take such actions as may reasonably be required under applicable state securities laws to permit the transactions contemplated by this Agreement. Lehigh shall advise FMC promptly when the Registration Statement has become effective, and Lehigh shall thereupon send a Proxy Statement to its stockholders for purposes of the Meeting contemplated by this Agreement. The Proxy Statement shall be mailed not less than 20 days prior to such meeting to all stockholders of record at their address of record on the transfer records of Lehigh. Each party shall bear their respective out of pocket expenses, and expenses related to preparing documents, financial statements, schedules, exhibits, and like materials for inclusion in the Registration Statement. Lehigh shall be responsible for the expenses of filing the Registration Statement.

     (b) Subject to the conditions set forth below, the parties agree to indemnify and hold harmless each other, their respective officers, directors, partners, employees, agents and counsel against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact made by the party against whom indemnification is sought and contained (1) in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement (as from time to time amended and supplemented) or any amendment or supplement thereto; or (2) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of either party or based upon written information filed in any jurisdiction in order to qualify the shares of Lehigh Common Stock and Lehigh Preferred Stock to be issued in connection with the Merger and the shares of Lehigh Common Stock issuable upon conversion of the Lehigh Preferred Stock under the "Blue Sky" or securities laws thereof or filed with the Securities and Exchange Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the indemnifying party from the party seeking indemnification expressly for inclusion in any Prospectus/Proxy Statement, the Registration Statement, or Proxy Statement, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of representation, warranty, covenant, or agreement contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability each party may otherwise have, including liabilities arising under this Agreement. If any action is brought against either party or any of its officers, directors, partners, employees, agents, or counsel ( an "indemnified party") in respect of which indemnity may be sought pursuant to the foregoing paragraph,


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such  indemnified  party or parties shall  promptly  notify the other party (the
"indemnifying party") in writing of the institution of such action (but the failure to so notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Paragraph 9(b)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel and payment of expenses (satisfactory to such indemnified party or parties). Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the other party in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

     10. COOPERATION BETWEEN PARTIES

     FMC and Lehigh shall fully cooperate with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their obligations under this Agreement, including the preparation of financial statements and the supplying of information in connection with the preparation of the Registration Statement and the Proxy Statement.

     11. REPRESENTATIONS OF LEHIGH

     Lehigh represents, warrants and agrees that:

     (a) Lehigh is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. Lehigh and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. Lehigh and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

     (b) As of the date hereof, the authorized capital stock of Lehigh consists of 100,000,000 shares of Lehigh Common Stock, of which 11,276,250 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $.001 par value, none of which is issued and outstanding. As of the date hereof, there are options and warrants outstanding to purchase 18,697,187 shares of Lehigh Common Stock. The outstanding capital stock of Lehigh and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. Except for the foregoing, Lehigh and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from Lehigh or its subsidiaries, any shares of Lehigh's or it subsidiaries' capital stock. Lehigh owns all of the issued and outstanding capital stock of Newco.


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


     (c) The shares of Lehigh Common Stock and Lehigh Preferred Stock which are to be issued and delivered to the FMC stockholders pursuant to the terms of this Agreement, when so issued and delivered, will be validly authorized and issued and will be fully paid and nonassessable. Lehigh shall have applied for and shall use its best efforts to obtain approval for listing such shares of Lehigh Common Stock subject to notice of issuance on the New York Stock Exchange prior to the Effective Time, and no stockholder of Lehigh or other person will have any preemptive rights in respect thereto.

     (d) Lehigh has furnished FMC with copies of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995 which contains consolidated balance sheets of Lehigh and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995 audited by BDO Seidman, LLP. Lehigh has also furnished FMC with unaudited financial statements as of June 30, 1996 as set forth in its Form 10-Q as filed with the Securities and Exchange Commission. All of the above financial statements present fairly the consolidated financial position of Lehigh and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of Lehigh include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since June 30, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Lehigh or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

     (e) Except as disclosed in the public filings of Lehigh and except for the lawsuit filed by Southwicke Corporation a copy of the complaint in which is annexed hereto, neither Lehigh nor any of its subsidiaries is (i) engaged in or a party to, or to the knowledge of Lehigh, threatened with any material legal action or other proceeding before any court or administrative agency or (ii) to the knowledge of Lehigh, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business.

     (f) Lehigh and Newco have the corporate power to enter into this Agreement and, subject to requisite stockholder approval, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action and this Agreement constitutes the valid and binding obligations of Lehigh and Newco.

     (g) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by Lehigh and Newco will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of Lehigh, Newco or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which Lehigh or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

     (h) This Agreement and the documents and financial statements furnished hereunder on behalf of Lehigh do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to Lehigh which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of Lehigh or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement or any documents or materials furnished hereunder.

     (i) There are no agreements or contracts between Lehigh and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of Lehigh and Newco and the other transactions contemplated thereby.

     (j) Neither Lehigh nor any of its subsidiaries uses or handles potentially hazardous materials and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of Lehigh which violates any Environmental or Occupational Safety Law.

     12. REPRESENTATIONS OF FMC

     FMC represents, warrants and agrees that:

     (a) FMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and its subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction pursuant to which they were incorporated. FMC and its subsidiaries have the corporate power and any necessary governmental authority to own or lease their properties now owned or leased and to carry on their business as now being conducted. FMC and its subsidiaries are duly qualified to do business and in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary.

     (b) The authorized capital stock of FMC consists of 15,000 shares of FMC Common Stock, of which 10,000 shares are issued and outstanding. The outstanding capital stock, of FMC and its subsidiaries has been duly authorized and issued and is fully paid and nonassessable. FMC and its subsidiaries have no commitment to issue, nor will they issue, any shares of their capital stock or any securities or obligations convertible into or exchangeable for, or give any person any right to acquire from FMC or its subsidiaries any shares of FMC or it subsidiaries capital stock, except for those rights identified in the Disclosure Schedule of FMC annexed hereto (the "FMC Disclosure Schedule").

     (c) FMC has furnished Lehigh with copies of the unaudited consolidated balance sheet of FMC and subsidiaries as of June 30, 1996 and the related consolidated statements of operations, shareholder equity (deficit) and cash flows for the six months ended June 30, 1996, and the consolidated balance sheets of MedExec, Inc., a principal operating subsidiary of FMC, and its subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholder equity (deficit) and cash flows for each of the two years in the period ended December 31, 1995 audited by KPMG Peat Marwick. All of the above financial statements present fairly the consolidated financial position of FMC and its subsidiaries at the periods indicated, and the consolidated results of operations and cash flows for the periods then ended. The interim financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and in the opinion of FMC include all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such interim period. Since June 30, 1996 there has been no material adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of FMC or its consolidated subsidiaries, and no change except in the ordinary course of business or as contemplated by this Agreement.

     (d) Neither FMC nor any of its subsidiaries is engaged in or a party to, or to the knowledge of FMC, threatened with any material legal action or other proceeding before any court or administrative agency except as set forth in the FMC Disclosure Schedule to be furnished to Lehigh. Neither FMC nor any of its subsidiaries, to the knowledge of FMC, has been charged with, or is under investigation with respect to, any charge concerning any presently pending material violation of any provision of Federal, state, or other applicable law or administrative regulations in respect to its business except as set forth on said FMC Disclosure Schedule.

     (e) The information to be furnished by FMC for use in the material mailed to stockholders of FMC in connection with the Meetings will in all material respects comply with the applicable requirement of the 1933 Act and the 1934 Act, and the rules and regulations promulgated thereunder.

     (f) FMC has the corporate power to enter into this Agreement, the execution and delivery and performance of this Agreement have been duly authorized by all requisite corporate action, and this Agreement constitutes the valid and binding obligations of FMC.

     (g) The execution and carrying out of this Agreement and compliance with the terms and provisions hereof by FMC will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of, any lien, charge, or encumbrance upon any of the properties or assets of FMC or any of its other subsidiaries pursuant to any corporate charter, indenture, mortgage, agreement (other than that which is created by virtue of this Agreement) or other instrument to which FMC or any of its subsidiaries is a party or by which it or any of its subsidiaries if bound or affected.

     (h) This Agreement, the FMC Disclosure Schedule and all documents and financial statements furnished hereunder on behalf of FMC do not contain and will not contain any untrue statement of a material fact nor omit to state a material fact necessary to be stated in order to make the statements contained herein and therein not misleading; and there is no fact known to FMC which materially adversely affects or in the future will materially adversely affect the business operations, affairs or condition of FMC or any of its subsidiaries or any of its or their properties or assets which has not been set forth in this Agreement the FMC Disclosure Schedule or other documents and material furnished hereunder.

     (i) There are no agreements or contracts between FMC and its subsidiaries with any other third party that require approvals or consents that could delay or prevent the Merger of FMC and Newco and the other transactions contemplated thereby.

     (j) Neither FMC nor any of its subsidiaries uses or handles potentially hazardous materials other than those customarily handled by medical clinics of the type managed by FMC, and have not received notification of, and are not aware of, any past or present event, condition or activity of or relating to the business, properties or assets of FMC which violates any Environmental or Occupational Safety Law.

     13. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties made herein by FMC and Lehigh shall not survive, and shall expire with and be terminated upon, the Closing of the Merger.

     14. CONDITIONS TO THE OBLIGATIONS OF LEHIGH

     The obligations of Lehigh hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Lehigh and FMC.

     (b) Each "affiliate" of FMC will have properly executed and delivered the Affiliate's Agreement described in paragraph 5 hereof.

     (c) FMC shall have furnished Lehigh with (i) certified copies of resolutions duly adopted by the holders of a majority or more of the issued and outstanding shares of FMC common stock entitled to vote, evidencing approval of this Agreement and the transactions contemplated hereby; (ii) certified copies of resolutions duly adopted by the Board of Directors of FMC approving the execution and delivery of this Agreement and authorizing all necessary or proper corporate action, to enable FMC to comply with the terms hereof and thereof;
(iii) an opinion dated the closing date of counsel for FMC in form and substance satisfactory to Lehigh and its counsel to the effect that:

          (1) FMC and each of its subsidiaries are corporations duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of FMC, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on FMC's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on its business as described in the Proxy Statement;

          (2) this Agreement has been duly authorized and executed by proper corporate action of FMC and constitutes the valid and legally binding obligation of FMC in accordance with its terms.

          (3) no provision of the Certificate of Incorporation or the By-laws of FMC or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which FMC is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby.

          (4) there is no material action or proceeding known to such counsel, pending or threatened against FMC before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of FMC, other than as specifically set forth in the FMC Disclosure Schedule.

          (5) FMC has adequate title, subject only to liens and other matters set forth on the financial statements furnished to Lehigh pursuant to paragraph 12(c) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by FMC, and except for minor defects in titles, none of which, based upon information furnished by officers of FMC, does or will materially adversely affect FMC's use of such properties or its operations, and to which the rights of FMC therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to FMC or updated certificates furnished by title insurance companies.

          (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of FMC and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of FMC (excluding real estate) except as disclosed by FMC to Lehigh in the FMC Disclosure Schedule.

In rendering its opinion, FMC counsel may rely as to factual matters on statements of officers of FMC. In rendering this opinion with respect to the laws of any jurisdiction other than Delaware, FMC counsel may rely on the opinion of other counsel retained by FMC provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

     (d) The representations and warranties of FMC contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and FMC shall have received from FMC at the Closing a certificate dated the Closing Date of the Chairman, President or a Vice President of FMC to that effect.

     (e) Each and all of the respective agreements of FMC to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and FMC shall have delivered to FMC a certificate dated the Closing Date, of the Chairman, President or a Vice President of FMC to that effect.

     (f) The completion of Lehigh's Proxy Statement and the effectiveness of Lehigh's Registration Statement on Form S-4, as each may be amended.

     (g) The approval of this Agreement by the FMC Board of Directors.

     (h) The absence of any material contingent liabilities of FMC not previously disclosed to Lehigh.

     (i) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

     15. CONDITIONS TO THE OBLIGATIONS OF FMC

     The obligations of FMC hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of stockholders of Lehigh and FMC.

     (b) Lehigh shall have furnished FMC with (i) certified copies of resolutions duly adopted by a majority of the holders of the issued and outstanding shares of Lehigh Common Stock validly present at a meeting, evidencing approval of this Agreement and the transactions contemplated hereby;
(ii) certified copies of resolutions duly adopted by the Board of Directors of Lehigh approving the execution and delivery of this Agreement and authorizing all necessary or proper corporate action, to enable Lehigh to comply with the terms hereof and thereof; (iii) an opinion dated the closing date of counsel for Lehigh in form and substance satisfactory to FMC and its counsel to the effect that:

          (1) Lehigh and each of its subsidiaries are corporations duly organized and validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and to the best of the knowledge of such counsel based on inquiries of responsible officers of Lehigh, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of their business or the character of their properties makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Lehigh's business or consolidated financial condition, and has all corporate and other power and authority, including all governmental licenses and authorizations, necessary to own its properties and to carry on the business as described in the Proxy Statement of Lehigh made a part of the Proxy Statement.

          (2) this Agreement has been duly authorized and executed by proper corporate action of Lehigh and constitutes the valid and legally binding obligation of Lehigh in accordance with its terms.

          (3) no provision of the Certificate of Incorporation or the By-laws of Lehigh or of any contract (except those pursuant to which waivers or consents have been obtained) known to such counsel to which Lehigh is a party, or any law, rule or regulation prevents it from carrying out the transactions contemplated hereby.

          (4) there is no material action or proceeding known to such counsel, pending or threatened against Lehigh before a court or other governmental body or instituted or threatened by any public authority or by the holders of any securities of Lehigh, other than as specifically set forth in the Disclosure Schedule.

          (5) Lehigh has adequate title, subject only to liens and other matters set forth on the financial statements furnished to FMC pursuant to paragraph 11(d) hereof, to all its real estate properties, except for any lien of taxes not yet delinquent or being contested in good faith by appropriate proceedings and easements and restrictions of record which do not materially adversely affect the use of the property by Lehigh, and except for minor defects in titles, none of which, based upon information furnished by officers of Lehigh, does or will materially adversely affect Lehigh's use of such properties or its operations, and to which the rights of Lehigh therein have not been questioned. In giving such opinion, counsel may rely upon title policies previously issued to Lehigh or updated certificates furnished by title insurance companies.

          (6) to the best knowledge of such counsel and based upon inquiries of responsible officers of Lehigh and upon searches of Uniform Commercial Code filings in the offices of the appropriate Secretary of State, there are no liens against properties of Lehigh (excluding real estate) except as to be disclosed in the Disclosure Schedule.

In rendering its opinion, Lehigh counsel may rely as to factual matters on statements of officers of Lehigh. In rendering this opinion with resect to the laws of any jurisdiction other than Delaware, Lehigh counsel may rely on the opinion of other counsel retained by Lehigh provided that said opinion shall state that Lehigh is justified in relying on the opinion or opinions of such other counsel.

     (c) The representations and warranties of Lehigh contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for changes permitted by this Agreement or those incurred in the ordinary course of business and FMC shall have received from Lehigh at the Closing a certificate dated the Closing Date of the President or a Vice President of Lehigh to that effect.

     (d) Each and all of the respective agreements of Lehigh to be performed on or before the Closing Date pursuant to the terms hereof shall in all material respects have been duly performed and Lehigh shall have delivered to FMC a certificate dated the Closing Date, of the Chairman, President or a Vice President of Lehigh to that effect.

     (e) The completion of Lehigh's Proxy Statement and the effectiveness of Lehigh's Registration Statement on Form S-4, as each may be amended.

     (f) The approval of this Agreement by the Lehigh Board of Directors.

     (g) The absence of any material contingent liabilities of Lehigh not previously disclosed to FMC.

     (h) The nonexistence of any agreement or contract that could delay or prevent the completion of the transactions contemplated by this Agreement.

     16. TERMINATION AND MODIFICATION OF RIGHTS

     (a) This Agreement (except for the last three sentences of paragraph 4 of this Agreement and paragraph 17 of this Agreement) may be terminated at any time prior to the Closing Date by (i) mutual consent of the parties hereto authorized by their respective Boards of Directors or (ii) upon written notice to the other party, by either party upon authorization of its Board of Directors:

          (1) if in its reasonably exercised judgment since the date of this Agreement there shall have occurred a material adverse change in the financial condition or business of the other party or the other party shall have suffered a material loss or damage to any of its property or assets, which change, loss or damage materially affects or impairs the ability of the other party to conduct its business, or if any previously undisclosed condition which materially adversely affects the earning power or assets of either party come to the attention of the other party; or

          (2) if any action or proceeding shall have been instituted or threatened before a court or other governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or if the consummation of such transactions would subject either of such parties to liability for breach of any law or regulation.

     (b) As provided in paragraph 2(a), this Agreement may be terminated by either party upon notice to the other in the event the Closing shall not be held by June 30, 1997.

     (c) Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof, by action taken by the Board of Directors of such party; and any such term or condition may be amended at any time, by an agreement in writing executed by the Chairman of the Board, the President or any Vice President of each of the parties pursuant to authorization by their respective Boards of Directors provided however that no amendment of any principal term of the Merger shall be affected after approval of this Agreement by the stockholders of Lehigh, FMC and Newco unless such amendment is approved by such stockholders in accordance with applicable law.

     17. BREAK-UP FEE

     In the event that Lehigh receives and consummates an Alternate Proposal (as that term is defined in paragraph 1(g) hereof), then Lehigh shall pay FMC $1,500,000 by wire transfer of immediately available funds at the date of consummation of such Alternate Proposal.

     18. BROKERS

     Each of the parties represents that no broker, finder or similar person has been retained or paid and that no brokerage fee or other commission has been agreed to be paid for or on account of this Agreement other than Gruntal & Company and First Union.

     19. GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Delaware.

     20. NOTICES

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

     (a)  If to Lehigh or Newco:

          Salvatore J. Zizza, President
          810 Seventh Avenue - #27 F
          New York, NY 10019

          With a copy to:

          Robert A. Bruno, Esq.
          General Counsel & Vice President
          810 Seventh Avenue - #27 F
          New York, NY 10019

                   and

          Olshan Grundman Frome & Rosenzweig LLP
          505 Park Avenue
          New York, NY 10022
          Attn:  Ilan K. Reich, Esq.

     (b)  If to FMC:

          Dennis Sokol
          Chairman
          First Medical Corporation
          1055 Washington Boulevard
          Stamford, CT  06901

                   and

          Greenberg Traurig
          1221 Brickell Avenue
          Miami, Florida  33131
          Attn:  Gary Epstein, Esq.

     21. NON-ASSIGNMENT

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     22. COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, and by the different parties hereto on separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     23. HEADINGS AND REFERENCES

     The headings of the paragraphs of this Agreement are inserted for convenience of reference only.

     24. ENTIRE AGREEMENT; SEVERABILITY

     This Agreement, including the Disclosure Schedules, documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions of this Agreement or this Agreement as a whole.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto by their respective officers thereunto duly authorized by a majority of their directors as of the date first above written.

ATTEST:                                     THE LEHIGH GROUP INC.


                                            By /s/ Salvatore J. Zizza
                                               -------------------------
AUTHORIZED OFFICER                             Salvatore J. Zizza,
                                               Chairman of the Board and
                                               Chief Executive Officer


ATTEST:                                     FIRST MEDICAL CORPORATION


                                            By /s/ Dennis A. Sokol
                                               -------------------------
AUTHORIZED OFFICER                             Dennis A. Sokol, Chairman


ATTEST:                                     LEHIGH MANAGEMENT CORP.


                                            By /s/ Salvatore J. Zizza
                                               -------------------------
AUTHORIZED OFFICER                             Salvatore J. Zizza, President and
                                               Chief Executive Officer

                                                                      Appendix B

                           CERTIFICATE OF DESIGNATION
                                       OF
                              SERIES A CONVERTIBLE
                                 PREFERRED STOCK
                                       OF
                              THE LEHIGH GROUP INC.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)


     The Lehigh Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 1,037,461 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences, participations and restrictions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

     Section 1. Designation and Amount.

     The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be 1,037,461. The par value of the Series A Preferred Stock shall be $.001 per share.

     Section 2. Dividends.

     The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors on the Corporation's Common Stock, $.001 par value (the "Common Stock"), out of funds of the Corporation legally available therefor, cash dividends in an amount per share of Series A Preferred Stock equal to two hundred and fifty times the amount declared with respect to each share of the Common Stock. Each such dividend shall be paid to the holders of record of the shares of the Series A Preferred Stock as they appear on the stock records of the Corporation on the record date for payment of the corresponding dividend on the Common Stock.

     Section 3. Voting Rights.

     The holders of Series A Preferred Stock shall be entitled to vote, together with the holders of Common Stock, on all matters as to which holders of the Common Stock shall be entitled to vote, with the holders of Series A Preferred Stock being entitled to cast two hundred and fifty votes for each share of Series A Preferred Stock held by them. The holders of Series A Preferred Stock shall not be entitled to vote separately, as a class, on any matter except
(a) as provided in Section 7 and (b) as required by law.

     Section 4. Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of the Series A Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, the amount of $.01 for each share of the Series A Preferred Stock held by them, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution shall be made to the holders of shares of Common Stock. If upon any liquidation, dissolution or winding up of the Corporation, the assets distributable among the holders of shares of the Series A Preferred Stock are insufficient to permit the payment in full to the holders of all such shares of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of the shares of the Series A Preferred Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (b) For purposes of this Section 4, a distribution of assets in any dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation, (ii) any dissolution, liquidation, winding up or reorganization of the Corporation immediately followed by reincorporation of another corporation or (iii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation; provided, however, that, in each case, effective provision is made in the certificate of incorporation of the resulting and surviving corporation or otherwise for the protection of the rights of the holders of shares of the Series A Preferred Stock.

     (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

     Section 5. Conversion.

     (a) Holders of shares of the Series A Preferred Stock shall have the right, exercisable (subject to the provisions of Section 5(d)) at any time and from time to time, to convert each share of Series A Preferred Stock into two hundred and fifty shares of the Common Stock, subject to adjustment as described below. Upon conversion, no adjustment or payment will be made for dividends, but if any holder surrenders a share of the Series A Preferred Stock for conversion after the close of business on the record date for the payment of a dividend and prior to the opening of business on the payment date for such dividend, then, notwithstanding such conversion, the dividend payable on such dividend payment date will be paid to the registered holder of such share of the Series A Preferred Stock on such record date.

     (b) Any holder of a share or shares of the Series A Preferred Stock electing to convert such share or shares shall deliver the certificate or certificates therefor to the principal office of any transfer agent for the Common Stock, with such form of notice of election to convert as the Corporation shall prescribe fully completed and duly executed and (if such required by the Corporation or any conversion agent) accompanied by instruments of transfer in form satisfactory to the Corporation and to any conversion agent, duly executed by the registered holder or his duly authorized attorney, and transfer taxes, stamps or funds therefor or evidence of payment thereof if required pursuant to
Section 5(c) hereof. The conversion right with respect to any such shares shall be deemed to have been exercised at the date upon which the certificates therefor accompanied by such duly executed notice of election and instruments of transfer and such taxes, stamps, funds, or evidence of payment shall have been so delivered, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of the Common Stock upon said date.

     (c) If a holder converts a share or shares of the Series A Preferred Stock, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. The holder, however, shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder and shall pay to the Corporation any amount required by the last sentence of Section 5(a) hereof.

     (d) The Series A Preferred Stock shall not become convertible into shares of Common Stock until such time as the number of shares of the Corporation's authorized and unissued Common Stock equals or exceeds the aggregate number of shares of the Common Stock into which all of the authorized shares of Series A Preferred Stock would be convertible under Section 5(a) (without regard to this sentence) if all of such shares of Series A Preferred Stock were outstanding. Thereafter, the Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of the Common Stock sufficient shares of the Common Stock to permit the conversion of the then outstanding shares of the Series A Preferred Stock. All shares of Common Stock which may be issued upon conversion of shares of the Series A Preferred Stock shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of the Common Stock upon conversion of shares of the Series A Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of the Common Stock to be issued upon conversion on each securities exchange on which the Common Stock is listed.

     (e) The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

          (i) In case the Corporation shall (1) pay a dividend in shares of the Common Stock to holders of the Common Stock, (2) make a distribution in shares of the Common Stock to holders of the Common Stock, (3) subdivide the outstanding shares of the Common Stock into a greater number of shares of the Common Stock or (4) combine the outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of the Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of the Common Stock which he would have owned immediately following such action had such shares of the Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 5(e)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (ii) In case the Corporation shall issue rights or warrants to substantially all holders of the Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of the Common Stock (or securities convertible into shares of the Common Stock) at a price per share less than the current market price (as determined pursuant to Section 5(e)(iv)) of the Common Stock on such record date, the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of the Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding on such record date plus the number of additional shares of the Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of the Common Stock outstanding on such record date, plus the number of shares of the Common Stock which the aggregate offering price of the offered shares of the Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price. Such adjustments shall become effective immediately after such record date.

          (iii) In case the Corporation shall distribute to all holders of the Common Stock shares of any class of capital stock other than the Common Stock, evidence of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of the Common Stock rights or warrants to subscribe for securities (other than those referred to in Section 5(e)(ii)), then in each such case the number of shares of the Common Stock into which each share of the Series A Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of the Common Stock into which such shares of the Series A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 5(e)(iv)) of the Common stock on the record date mentioned below, and of which the denominator shall be such current market price of the Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of the Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in Section 5(e)(ii) ("Rights") pro rata to holders of the Common Stock, the Corporation may, in lieu of making any adjustment pursuant to this Section 5(e)(iii), make proper provision so that each holder of a share of Series A Preferred Stock who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holder of Rights of separate certificate evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of the Common Stock into which a share of the Series A Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          (iv) The current market price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing forty-five trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of the Common stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on NASDAQ or any comparable system, or if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

          (v) In any case in which this Section 5 shall require that an adjustment be made immediately following a record date, the Corporation may elect to defer (but only until five business days following the mailing of the notice described in Section 5(e)) issuing to the holder of any share of the Series A Preferred Stock converted after such record date the shares of the Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of the Common stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the conversion rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

     (f) No adjustment in the conversion rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the conversion price as in effect prior to the last adjustment of the conversion rate; provided, however, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

     (g) In the  event  that,  as a result of an  adjustment  made  pursuant  to
Section 5(e), the holder of any share of the Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Series A

Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.

     (h) The Corporation may make such increases in the conversion rate, in addition to those required by Sections 5(e)(i), (ii) and (iii), as it considers to be advisable in order than any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

     (i) Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of shares of the Series A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the shares of the Series A Preferred Stock.

     (j) In the event that:

          (1)  the   Corporation   takes  any  action  which  would  require  an
               adjustment in the conversion rate,

          (2) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Corporation must approve the transaction, or

          (3)  there is a dissolution or liquidation of the Corporation,

a holder of shares of the Series A Preferred Stock may wish to convert some or all of such shares into shares of the Common Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of the Common Stock on that date may receive. Therefore, the Corporation shall mail to holders of shares of the Series A Preferred Stock a notice stating the proposed record or effective date of the transaction, as the case may be. This Corporation shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clauses (1), (2) or (3) of this Section 5(j).

     (k) If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of the Common Stock issuable upon conversion of shares of the Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Corporation as an entirety, then the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document that each share of the Series A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of the Common Stock deliverable upon conversion of such share of the Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
5. The foregoing, however, shall not in any way affect the right a holder of a share of the Series A Preferred Stock may otherwise have, pursuant to clause
(ii) of the last sentence of Section 5(e)(iii), to receive Rights upon conversion of a share of the Series A Preferred Stock. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of the Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Series A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 5(k) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     Section 6. Ranking. With regard to rights to receive dividends and distributions upon dissolution of the Corporation, the Series A Preferred Stock shall rank prior to the Common Stock and junior to any other Preferred Stock issued by the Corporation, unless the terms of such other Preferred Stock provide otherwise.

     Section 7. Limitations. In addition to any other rights provided by applicable law, so long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote, or the written consent as provided by law, of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the Certificate of Incorporation (including this Certificate of Designation) that would change the preferences, rights or powers with respect to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely; provided, however, that (except as otherwise required by applicable law) nothing herein contained shall require such a vote or consent in connection with any increase in the total number of authorized shares of the Common Stock.

     Section 8. No Preemptive Rights. No holder of shares of the Series A Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe for or acquire shares of capital stock of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by Salvatore J. Zizza, its President, and attested by Robert A. Bruno, its Secretary, this ____ day of __________, 1997.


                                             THE LEHIGH GROUP INC.



                                             By: /s/ Salvatore J. Zizza
                                                 --------------------------
                                                 Name:   Salvatore J. Zizza
                                                 Title:  President

Attested:


By: ____________________
    Name:  Robert A. Bruno
    Title: Secretary

                                                                      Appendix C

Name of Subscriber: GENERALE DE SANTE INTERNATIONAL, PLC


                             SUBSCRIPTION AGREEMENT

First Medical Corporation
5200 Blue Lagoon Drive
Suite 250
Miami, Florida 33126

Gentlemen:

     The undersigned ("Subscriber") hereby tenders this Subscription Agreement ("Agreement') subject to the terms and conditions set forth herein. If you are in agreement, please indicate your acceptance by executing this Agreement in the space provided and returning one executed counterpart to Subscriber. All references to Subscriber shall include the Subscriber's nominee.

     The closing of this transaction will not occur until such time as First Medical Corporation, a Delaware corporation (the "Issuer"), consummates a transaction in which it becomes a public company. Accordingly, the parties agree that all documents to be executed in connection with the transaction described herein shall be subject to the closing of a transaction in which the Issuer shall become a public company. Simultaneously with the closing, the Issuer agrees to register the Common Stock (as defined below) currently owned by Subscriber and the Common Stock purchased by Subscriber hereby as described herein.

     1. Subscription

          1.1 Subscriber hereby subscribes for and agrees to purchase a number of shares of the Common Stock, $.01 par value (the "Common Stock"), of First Medical Corporation, a Delaware corporation (the "Issuer"), equal to 10% of the issued and outstanding Common Stock of the issuer existing on the date of the Closing of the transactions contemplated by this Agreement, including the shares issued to Subscriber.

          1.2 Subscriber hereby subscribes for and agrees to purchase such amount of the 9% Series A Preferred Stock ("Preferred Stock") of the issuer as shall be convertible into 10% shares of Common Stock issued and outstanding as at the date of issue. The Preferred Stock issued to the Subscriber shall form a class of shares of its own. The Preferred Stock shall be issued to Subscriber and shall contain the terms and conditions set forth in Exhibit "A" annexed hereto and made a part hereof by reference and such other terms and conditions, if any, as issuer and Subscriber may mutually agree upon in writing prior to the Closing of the transaction contemplated by this Agreement. As set forth in Exhibit "A," the Preferred Stock will pay a 9% cumulative annual dividend, payment of which will be deferred until the earlier of (1) the third anniversary of the Closing and
     (ii) the date of conversion into Common Stock, and will be convertible into shares of Common Stock equal to 10% of the currently issued and outstanding Common Stock on a fully diluted basis. There will be no new issue of Common Stock during 1996.

          1.3 Subscriber hereby subscribes for and agrees to purchase 49% of the issued and outstanding shares of the Common Stock, $.01 par value (the "WHEN Common Stock"), of WHEN Inc., a Delaware corporation and a wholly-owned subsidiary of the Issuer ("WHEN"). The WHEN Common Stock subscribed for hereby equals 49% of the issued and outstanding WHEN Common Stock.

          1.4 The purchase price for the Common Stock and Preferred Stock purchased hereby is an aggregate of US$4,000,000. The purchase price for the WHEN Common Stock purchased hereby is US$1,000,000.

          1.5 The Issuer agrees that the proceeds from Subscriber's purchase of the Common Stock, Preferred Stock and WHEN Common (collectively, the "Securities") shall only be used by the Issuer for the purchase of capital assets for WHEN and/or American Medical Clinics Development Corporation. Limited, an Irish corporation ("AMCDC").

     2. Restrictions on Transfer.

          2.1 Subscriber acknowledges that is acquiring the Securities for its own account and for the purpose of Investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), and any applicable state or other securities laws ("Other Securities Laws"). Subscriber further agrees that it will not sell, assign or transfer any of the Securities so acquired in violation of the Act or Other Securities Laws and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because such Securities have not been registered under the Act or Other Securities Laws. Subscriber further acknowledges that such Securities cannot be transferred unless they are registered under the Act and Other Securities Laws or an exemption from such registration is applicable to such transfer.

          2.2 Subscriber acknowledges that appropriate legends reflecting the status of the Securities under the Act and Other Securities Laws will be placed on the face of the certificates for such Securities at the time of their transfer and delivery, including, without limitation, the following restrictive legend:

               "The Shares represented by this certificate have been acquired directly or indirectly from the Issuer without being registered under the Securities Act of 1933, as amended, or any other applicable securities laws, and are restricted securities as that term is defined under Rule 144 promulgated under the Act. These shares may not be sold, pledged, transferred, distributed or otherwise disposed of in any manner ("Transfer") unless they are registered under the Act and any applicable securities laws, or unless the request for Transfer is accompanied by a favorable opinion of counsel, reasonably satisfactory to the Issuer, stating that the Transfer will not result in a violation of the Act or any applicable state securities laws."

          2.3 Immediately following (i) a transaction in which the Issuer becomes a public company and (ii) any conversion by Subscriber, the Issuer agrees to register all shares of the Common Stock owned by the Subscriber under the Securities Act of 1933, as amended (the "Act"), on a Form S-3 or other appropriate form of registration. In addition, in the event that the Issuer proposes to register any securities (the "Registration Shares") under the Act, other than pursuant to a registration statement on Form S-4 or S-8, or any successor to such forms, for the purpose of the sale or other transfer of the Registration Shares by Issuer, Subscriber shall have the right to request the Issuer to include its shares of Common Stock and/or Preferred Stock, as the case may be, in such registration under the Act or any other securities laws; provided, however, that if such registration is pursuant to an underwritten initial public offering and in the written opinion of the Issuer's managing underwriter for such offering, if any, the inclusion of all or a portion of the Subscriber's securities, when added to the securities being registered by the Issuer and any selling shareholder(s) of the Issuer other than the Subscriber, if any (the "Other Stockholders"), will exceed the maximum number of the Issuer's securities that can be marketed at the price that could otherwise be obtained or would otherwise materially adversely affect the offering, then the Issuer may first include i such registration all of the securities the Issuer proposes to sell, and the number of the Subscriber's securities and the Other Stockholders' securities that may be so included shall be allocated among the Subscriber and the Other Stockholders pro-rata on the basis of the number of shares that are requested to be registered by Subscriber and the Other Stockholder(s). The parties hereto agree that the cost of registration of Subscriber's securities shall be borne by the Issuer.

     3. Covenants and Additional Agreements.

          3.1 As set forth above, the shares of Preferred Stock being subscribed for hereby shall be convertible into a number of shares of Common Stock equal to ten percent of the issued and outstanding Common Stock of Issuer as of the date of issuance.

          3.2 Subscriber shall have the right to designate half of the members of the board of directors of WHEN.

          3.3 The Executive Committees of the Issuer and WHEN shall include its Chairman of the Board, its Chief Executive Officer and a designee of Subscriber (in the event Subscriber shall select such a designee) All capital business investments (but not normal capital expenditures) shall be approved only by a unanimous vote of their respective Executive Committees. Meetings of the Executive Committees may be held by telephone, with confirmation of votes by fax.

          3.4 At any time within three (3) years following the Closing, the Subscriber shall have the option to put the write of its shareholders in WHEN to the Issuer for the consideration of an aggregate of US$1,000,000 and a sum equivalent to the fair market value of such shares. The fair market value of such shareholdings shall be determined by a reputable investment banking firm to be selected by the Issuer and the Subscriber. In the event the parties cannot agree on an investment banker, the parties shall each select a reputable investment banking firm and such investment banking firms shall select a third reputable investment banking firm to determine the fair market value of the WHEN Common Stock. The determination of the third investment banking firm shall be binding upon the Issuer and Subscriber.

          3.5 In connection with the transactions contemplated hereby, Subscriber shall sell to the Issuer, for consideration of US$1.00, an amount equal to one percent of the shares of AMCDC. Alain Leilouche shall become Chairman of the Board of AMCDC.

          3.6 It is understood by the Issuer and the Subscriber that all hospital management contractual agreements will be effected through WHEN.

          3.7 At any time between the second and the fifth anniversary of the Closing, Subscriber may acquire from WHEN that number of shares of WHEN Common Stock as may be sufficient, together with the shares acquired pursuant to this Agreement, to provide Subscriber with 52% of the issued and outstanding common stock of WHEN, WHEN shall enter into a management agreement with the issuer or its wholly-owned subsidiary or other designee, pursuant to which WHEN pays such entity, for two years after such acquisition, an annual management fee equal to the sum of WHEN's cost of management and a reasonable success fee to be determined by the issuer and the Subscriber. In the event that Subscriber acquires the additional 3% of WHEN Common Stock, Issuer will receive from Subscriber, at the Issuer's option, either (i) 10% of the Common Stock of FMC that was issued at the Closing or (ii) US$3,000,000. Further, if Subscriber acquires the additional 3% of the WHEN Common Stock, Subscriber will also have the option to purchase at that time the remaining shares of WHEN Common Stock at a price equal to its fair market value, as determined by one reputable investment banking firm, to be selected by the Issuer and Subscriber. In the event the parties cannot agree on an investment banker, the parties shall each select a reputable investment banking firm who shall select a third reputable investment banking firm to determine the fair market value of the WHEN Common Stock. The determination of the third investment banking form shall be binding upon the Issuer and Subscriber. If Subscriber acquires all of the WHEN Common Stock, the management agreement described in this Section 3.7 shall terminate.

          3.8 Upon the Closing, the provision of that certain agreement dated January 20, 1996, among the Issuer, the Subscriber and AMCDC relating to the loan by Subscriber of US$1,200,000 shall terminate and be of no further force and effect.

          3.9 Subscriber may acquire from Issuer for US$1.00 consideration, that number of shares of the Common Stock of AMCDC, par value of the AMCDC Common Stock (the "AMCDC Common Stock") as may be sufficient, together with the shares of AMCDC Common Stock already owned by Subscriber, to provide Subscriber with 52% of the issued and outstanding AMCDC Common Stock.

          3.10 At any time prior to the fifth anniversary of the Closing, Subscriber shall have the option to acquire from the Issuer, for the price of 110% of the average 30-day telling market price thereof, that number of shares of Common Stock of the Issuer that, together with the shares of Common Stock already held by Subscriber, shall equal 51% of the issued and outstanding Common Stock of the issuer.

          3.11 The Issuer and Subscriber agree that in exchange for the Subscriber's termination of that certain option granted to Subscriber by American Medical Clinics, Inc. ("AMC") and its successor entity American Medical Centers Management Company, Inc., a wholly owned subsidiary of the Issuer, which option entitles the Subscriber to purchase, at any time prior to December 31, 1997, 10% of the issued and outstanding common stock of AMC, the Issuer shall issue Subscriber a number of shares of Common Stock equal to 5% of the issued and outstanding Common Stock of the issuer existing immediately following the date of the Closing of the transactions contemplated by this Agreement. Issuer agrees that the shares of Common Stock issuable to the Subscriber pursuant to this Section 3.11 shall not be diluted during the remainder of the year ended December 31, 1996, absent agreement between the issuer and the Subscriber.

          3.12 It is an essential term of this Agreement that Charles Pendola will become Chief Executive Officer of Issuer and WHEN.

          3.13 Subscriber shall have the right to designate three (3) members of the Issuer's Board of Directors. Subscriber shall also have the right to appoint a Deputy Chief Financial Officer to be employed by the Issuer, as well as a Deputy Managing Director of WHEN, to be employed by WHEN.

     4. Miscellaneous.

          4.1 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

          4.2 The Closing shall take place at the offices of Patton & Boggs, L.L.P., 2550 M Street, N.W. Washington, D.C. at 10:00 a.m. on the date immediately following the consummation of a transaction in which the Issuer becomes a public company or on such other date and place as Issuer and Subscriber shall mutually agree. At the Closing of this Transaction, the issuer shall deliver to the Subscriber duly executed stock certificates for the Securities being subscribed for and the Subscriber shall deliver to the Issuer, a certified or official bank check for the total subscription price set forth above or shall wire such funds to an account designated by Issuer.

     IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be executed by the officers thereunto duly authorized on the date first set forth below.

                                       SUBSCRIBER:

                                       GENERALE DE SANTE INTERNATIONAL, PLC


                                       By: /s/ Daniel Caille
                                           ----------------------------
                                           Daniel Caille

                                       Mailing Address:  4 Cornwall Terrace
                                                         London NW1 4QP ENGLAND

                                       Date:    June 11, 1996

                                       Telephone: 011-44-071-486-1286
                                       Fax: 011-44-071-486-9275

Accepted by:


ISSUER:

FIRST MEDICAL CORPORATION

By:    /s/ Dennis A. Sokol
       ------------------------
Name:  Dennis A. Sokol
Title: Chairman

Date:  June 11, 1996

                                                                      Appendix D

Generale de Sante International plc

3 April 1997

The Lehigh Group Inc.
810 Seventh Avenue
27th Floor
New York, New York 10019
Attn: Salvatore J. Zizza

First Medical Corporation
5200 Blue Lagoon Drive
Suite 250
Miami, FL 33126
Attn: Dennis A. Sokol

Dear Sirs:

Reference is made to the Subscription Agreement (the "Subscription Agreement") dated June 11, 1996 between Generale de Sante International plc ("GDS") and First Medical Corporation ("FMC") pursuant to which GDS will acquire shares of common stock, $.01 par value per share, of FMC and shares of 9% Series A Preferred Stock of FMC upon the closing (the "Closing") of the transactions contemplated by the Subscription Agreement.

We understand that FMC and The Lehigh Company ("Lehigh") have entered into an Agreement and Plan of Merger dated as of October 29, 1996, pursuant to which a subsidiary of Lehigh will merge with and into FMC (the "Merger"). We further understand that upon the consummation of the Merger, the Closing will occur and GDS will acquire shares of common stock, $.001 par value per share ("Lehigh Common Stock"), of Lehigh and shares of Series A Convertible Preferred Stock, $.001 par value per share ("Lehigh Preferred Stock"), of Lehigh.


GDS hereby notifies FMC and Lehigh that the shares of Lehigh Common Stock, Lehigh Preferred Stock and 9% Series A Preferred Stock of FMC to be acquired by GDS at the Closing will be acquired, and will be held, as a passive investment and that GDS will not currently exercise its right under the Subscription Agreement to designate three directors to the Board of Directors of FMC or, following the Merger and the Closing, the Board of Directors of Lehigh, as well as its right to designate a member of the Executive Committee of each of FMC and FMC Healthcare Services, Inc., a Deputy Chief Financial Officer of FMC and a Deputy Managing Director of FMC Healthcare Services, Inc. GDS further notifies FMC and Lehigh that GSD does not have any intentions, plans or proposals that may relate to or would result in:


(a) Conversion of any shares of FMC 9% Series A Preferred Stock or Lehigh Preferred Stock acquired upon consummation of the Merger and the Closing into shares of Lehigh Common Stock;

(b) Exercise of its opinion under the Subscription Agreement to increase its ownership interest in FMC [or Lehigh] to 51% of the issued and outstanding shares of such company;

(c) Exercise of its right to designate three directors to the Board of Directors of FMC [or Lehigh].

We would expect that Lehigh will disclose our intentions, as set forth above, in any proxy or registration statement to be issued in connection with the Merger.

Very truly yours,
GENERALE DE SANTE INTERNATIONAL PLC




By:  /s/ Guy Odi
     ------------------------------
     Name:  Guy Odi
     Title: Company Secretary

Rider X

GDS has notified Lehigh that GDS intends that its ownership and voting interest in Lehigh will be a passive investment and that GDS does not currently intend to exercise its right to designate three directors to the Lehigh Board.

Rider Y

GDS has notified Lehigh, pursuant to a letter dated 3 April, 1997, that the shares of Lehigh Common Stock, Lehigh Preferred and FMC 9% Series A Preferred Stock to be acquired by GDS as the Effective Time will be acquired, and will be held, as a passive investment and that GDS will not currently exercise its right to designate three directors to the Lehigh Board, a member of the Executive Committee of each of FMC and FMC Healthcare Services, Inc., a Deputy Financial Officer of FMC and a Deputy Managing Director of FMC Healthcare Services, Inc. Other than the transactions contemplated by the Merger Agreement (which was negotiated and concluded without the participation of GDS), GDS does not have any intentions, plans or proposals that may relate to or would result in:

(a) Conversion of the shares of FMC 9% Series A Preferred Stock or Lehigh Preferred Stock to be acquired by GDS at the Effective Time into shares of Lehigh Common Stock;

(b) Exercise GDS's option under step 4, to increase its ownership interest in Lehigh to 51% of the issued and outstanding shares of Lehigh Common Stock;

(c)  Exercise of GDS's right to designate three directors to the Lehigh Board.

                                                                      Appendix E
                                     FORM OF
                               PROVIDER AGREEMENT

     1. Parties

     This Provider Agreement ("Agreement") is entered into by and between:

     a. The party designated on the Cover Sheet as "Provider" and, if said party is a corporation or partnership, the Principals of said party, all of whom are listed in the attached Ownership Disclosure Statement (Attachment A). All of said persons and entities are collectively referred to herein as "Provider"; and

     b. Humana Medical Plan, Inc. and Humana Plan of Florida, Inc. (Florida health maintenance organizations) and Humana Health Insurance Company of Florida, Inc. (a Florida insurance company) and Humana Insurance Company (an insurance company) and their affiliates. All of said companies are severally referred to in this Agreement as "Humana".

     2. Scope of the Agreement

     This Agreement sets forth the rights, responsibilities, terms and conditions governing Provider's status as a Participating Provider in certain health care networks established by Humana and Provider's service to designated covered individuals ("Members") by contracts issued or administered by Humana. This Agreement applies only to those health care benefits contracts and to those Members designated by Humana.

     The joinder of the two companies under the designation "Humana" shall not be construed as imposing joint responsibility or cross-guarantees. All rights and responsibilities arising in respect to individual Members shall be applicable to only the company which issued the contract covering the respective Member ad may not be imposed on or enforced on the other company.

     3. Medical Services to be Provided

     Provider agrees to provide or arrange for covered health care services for Members in accordance with Attachment B.

     4. Use of Participating Providers

     Provider shall admit or refer Members for covered services only to providers designated or specially approved by Humana.

     5. Provider Fees

     Humana shall pay Provider in accordance with payment arrangement outlined in Attachment C. Provider shall collect any copayment amount applicable to the services provided. The payment from Humana plus the payments owed by Members pursuant to their contract ("Copayments") shall be accepted by Provider as payment in full for all Covered Services. If a health care benefits contract permits any assignment of benefits to be made by Members to providers, then Provider agrees to accept assignment of benefits made by Members, as payment in full.

     6. Coordination of Benefits; Recovery Rights

     Covered services provided to each Member are subject to coordination or subrogation with other benefits payable or paid to or on behalf of the Member, and to Humana's rights of recovery in other party liability situations. Physician shall accept payment from Humana, plus any Copayments, as payment in full for all Covered Services provided to Members, and Physician hereby assigns to Humana all Physician's rights to recover any other benefits that may be payable in respect to a Member.

     Physician agrees to use Physician's best efforts to determine the availability of other benefits, including other party liability, and to obtain any information or documentation required by Humana to facilitate Human's collection of such other benefits.

     7. Policies and Procedures

     Provider agrees to abide by all quality assurance, utilization review, credentialing and other policies and procedures established and revised by Humana from time to time. Such policies and procedures are set out in the Affiliated Provider Manual ("Manual"). Provider shall be notified of any revisions to the policies and procedures and they shall become binding upon Provider thirty (30) days after Humana has notified Provider. Any revisions affecting Provider shall not be discriminatory and shall apply to all providers similarly situated.

     8. No Liability to Members for Charges

     Provider hereby agrees that in no event, including, but not limited to non-payment by Humana, Humana's insolvency or breach of this Agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Members of Humana or persons other than Humana acting on their behalf for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of any Copayments in accordance with the terms of this Agreement.

     Provider further agrees that (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member, (2) this provision supersedes any oral or written contrary Agreement now existing or hereafter entered into between Provider and Member or persons acting on their behalf, and
(3) this provision shall apply to all employees and subcontractors of Provider, and Provider shall obtain from such persons written agreement to this provision.

     An modification, addition, or deletion to Article 8 shall become effective on a date no later than fifteen (15) days after the Commissioner of Insurance has received written notice of such proposed changes.

     9. Credentialing

     Participation under this Agreement by Provider, and any Provider employee or subcontractor, is subject to the satisfaction and maintenance, in Humana's sole judgment, of all credentialing standards adopted under the policies and procedures set out in the Manual.

     10. Insurance

     Provider agrees to maintain, at no expense to Humana, such policies of comprehensive and general liability, professional liability and worker's compensation coverage, with such carriers and in such amounts as Humana may reasonably approve, insuring Provider, its members, employees, agents and subcontractors (as applicable), against any claim or claims for damages arising as a result of injury to property or person, including death, occasioned directly or indirectly in connection with the performance of medial services contemplated by this Agreement and/or the maintenance of Provider's facilities and equipment. Upon request, Provider shall provide Humana with evidence of said coverage, and Provider shall require the carrier(s) to provide Humana with notice of any cancellations or modifications. This clause shall survive for a period of time following the termination of this Agreement not less than the Statute of Limitations applicable to personal injury in this State.

     11. Malpractice Claims

     Providers shall within forty-eight (48) hours, or such lessor period of time as required by the applicable statute of this State notify Humana in writing of notice of any Member claim alleging malpractice or the occurrence of any incident which is required to be reported under such statute.

         12.      Standards of Professional Practice

                  Provider agrees to provide Members with medical services which are within the normal scope of Provider's medical practice. These services shall be made available to Members without discrimination and in the same manner as provided to Provider's other patients. Provider agrees to provide medical services to Members in accordance with the prevailing practices and standards of the profession and community.

     13. Medical Records

     Unless otherwise provided in this Agreement Provider shall maintain and retain records relating to Members in such form as required by law and accepted medical practice. Humana or any federal or State regulatory agency, as permitted by law, may obtain copies and have access to any medical, administrative or financial record of Provider related to covered services provided by Provider to any Member upon request. This clause shall survive any termination of this Agreement.

     14. Use of Provider's Name

     Humana shall have the right to include the following information in any and all marketing and administrative materials it distributes: Provider name, telephone number, address, hours of operation, type of practice or specialty, and the names of all physicians providing care at Provider's facility.

     15. Duration of Agreement

     This Agreement shall be effective only if and when Humana has separately notified Provider of its acceptance of Provider's application. Duration of Agreement shall be defined as outlined in Attachment D.

     16. Grievance Procedure

     Provider agrees to cooperate and participate with Humana in its grievance procedure, and Provider will comply with all final determinations made through the grievance procedure.

     17. Assignment and Delegation

     This Agreement is entered into to secure the personal services of Provider. Accordingly Provider may not assign or delegate all or any part of this Agreement without the prior written consent of Humana. Humana may assign this Agreement to any purchaser of all or a substantial portion of the book of business in respect of which this Agreement is executed or to any affiliate of Humana provided that the assignee agrees to assume Humana's obligations under this Agreement.

     18. Entire Agreement

     This Agreement, including the Application, Cover Sheet, Manual, the Attachments hereto and the documents incorporated herein, constitutes the entire Agreement between Humana and Provider with respect to the subject matter hereof, and it supersedes any other medical services Agreement oral or written, between Humana and Provider.

     19. Relationship

     Nothing contained in this Agreement shall be deemed to create any relationship between Provider and Humana other than that of independent contractors. This Agreement is not intended for the benefit of any third parties. Notice to, or consent from, any third party, including a Member or other provider, shall not be required in order to make any termination or modification of this Agreement effective.

     20. Waiver

     Waiver, whether expressed or implied, of any breach of any provision of this Agreement shall not be deemed to be a waiver of any other provision or a waiver of any subsequent breach of the same provision.

     21. Litigation

     In the event of any litigation arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorney fees and costs of litigation including, without limitation, any expert witness fees.

     22. Severability

     If any part of this Agreement should be determined to be invalid, unenforceable, or contrary to law or professional ethics, that part shall be reformed, if possible, to conform to law and ethics, and if reformation is not possible, that part shall be deleted, and the other parts of this Agreement shall remain fully effective.

     23. Right to Injunction

     In the event of an actual or threatened breach of this Agreement, Humana shall be entitled to an injunction enforcing this Agreement in addition to all other remedies available at law.

     24. Liquidated Damages

     Provider acknowledges that Humana has invested and will invest substantial resources including funds, time, effort and goodwill in building a roll of Members to be treated by Provider. Therefore, Provider or any of Provider's employees, principals or financially related entities, shall not solicit, persuade, induce, coerce or otherwise cause the disenrollment of any Member at any time. If any Member disenrolls from Plan to be treated by Provider or any of Provider's employees, principals, or a financially related entity under some other prepaid financial arrangement other than Plan within six (6) months of disenrollment, the Provider shall pay to Humana the amount of $1,200.00 (ONE THOUSAND TWO HUNDRED DOLLARS) for each such Member who is treated by Provider or any of Provider's employees, principals, or any financially related entity. Provider hereby agrees that this amount constitutes liquidated damages and is not a penalty, inasmuch as the actual damages are not ascertainable at the time of the execution of this Agreement. Provider understands that the liquidated damages clause does not apply to or require payment from the Members in any circumstance. Humana agrees with Provider that this provision shall not apply to any Member who disenrolls and is treated by Provider or anyone else on a non-prepaid and non-capacitated fee-for-service basis as a private patient. In addition, Members who were patients prior to Provider's participation as a Humana affiliated Provider, will be excluded from this provision, if Provider can furnish documentation thereof acceptable to Humana. Provider has the obligation to immediately notify Humana of the name of any Member or former Member treated by Provider or any other person covered by this provision within ten (10) days of the first (1st) day of treatment. This clause shall survive termination or expiration of this Agreement for a period of six (6) months regardless of cause giving rise to termination.

     25. Off-Set

     Provider authorizes Humana to deduct monies that may otherwise be due and payable to Provider from any outstanding monies that Member may, for any reason, owe to Humana.

     26. No Third Party Beneficiaries Rights

     The parties have not created and do not intend to create by this Agreement any rights and any third parties under this Agreement, including, but not limited to, Members. The parties acknowledge and agree that there are no third party beneficiaries to this Agreement.

     27. Notices

     Any notice, except notices of changes in policies and procedures pursuant to Article 7, required or desired to be given under this Agreement shall be in writing and shall be delivered in person or mailed by Certified or Registered Mail, postage pre-paid return receipt requested, to the other party at the address set forth below their respective signatures to this Agreement. Except as provided in Article 7, any such notice shall be effective upon receipt. Unless a notice specifically limits its scope, notice to any one party included in the term "Provider" or "Humana" shall constitute notice to all parties included in the respective term.

     28. Incorporation of Attachments

     Attachments A, B, C, D, E, F, G and H are made a part of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this ____ day of _______, 199_. It is provided, however, that Humana's execution of this Agreement shall not constitute the acceptance required to make this Agreement effective pursuant to Article 9.


HUMANA

Humana Medical Plan, Inc.

By:  /s/ illegible
    --------------------------------
Title:  V.P. & Gen. Mgr.


Humana Health Plan of Florida, Inc.

By:   /s/ illegible
      ------------------------------

Title: _____________________________


Humana Health Insurance Company of Florida, Inc.

By: /s/ illegible
    --------------------------------

Title: _____________________________


Humana Insurance Company

By:    ____________________________

Title: ____________________________

Address for Notice:

Humana Health Care Plan
5401 W. Kennedy Blvd., Suite 800
Tampa, FL 33609


PROVIDER

By:    _________________________________

Title: _________________________________


PRINCIPALS OF PROVIDER

______________________
______________________
______________________
______________________
______________________
______________________
______________________

Address for Notice:

                                  ATTACHMENT B

                       SERVICES TO BE PROVIDED TO MEMBERS
                       ASSIGNED TO PRIMARY CARE PROVIDERS

     Provider agrees to provide or arrange for Covered Services to Members who have been assigned to Provider by Humana. Provider further agrees not to close their practice to new Members without prior written approval of Humana and will accept Members who are assigned to the Provider without discrimination or screening of such Members based upon their health status.

     Covered Services are those services provided under health benefit plans or health care contracts offered, underwritten, or administered by Humana, as specified in the Manual. Covered Services include the services of Primary Care physician(s) who will provide physician services in the medical office(s) listed in Attachment F ("Center").

     Physician services shall include but not necessarily be limited to: medical and surgical services, including anesthesia; diagnostic tests and procedures that are a part of treatment; other services ordinarily furnished in the physician office, such as x-ray ordered as part of treatment; services of the physician's office nurse; drugs and biologicals that cannot be self-administered; transfusions of blood and blood components; and medical supplies.

     Provider is responsible twenty-four (24) hours a day, seven (7) days a week for providing or arranging all Covered Services including prescribing, directing and authorizing all other care to Members who have been assigned to Provider.

     Provider shall provide to Humana upon request a written description of Provider's coverage arrangements for emergency and urgent care and service coverage in the event of Provider unavailability due to vacation, illness, or after hours. Provider will ensure that all physicians providing coverage are contracted and credentialed physicians with Humana. Provider will also ensure that the physician providing coverage renders services under the same terms and conditions and in compliance with all provisions of this Agreement.

     In the event that emergency and urgent care services are needed by a Member outside the service are, the Provider shall monitor and authorize the out-of-area care and shall provide direct care as soon as the Member is able to return to the service area for treatment without medically harmful or injurious consequences.

     C. Provider shall be capitated for the provision of these services as specified in Attachment


     In the even that Provider terminates from participation in the Plan, Provider shall continue Members medication therapy until the Member has been evaluated by the new Primary Care physician, and physician has had reasonable opportunity to review or modify Member's medication therapy.

                     SERVICES TO BE PROVIDED TO MEMBERS NOT
                       ASSIGNED TO A PRIMARY CARE PROVIDER

     For Members under health benefit or health care contracts offered, underwritten, or administered by Humana where Members are not assigned to a primary care provider, Provider agrees to provide all physician services offered by Provider to such Members. Provider shall be compensated for the provisions of these services as specified in Attachment C.

                                  ATTACHMENT C

                        PAYMENT ARRANGEMENTS FOR MEMBERS
                          ASSIGNED TO PROVIDER'S CENTER

                               COMMERCIAL MEMBERS

     Humana agrees to pay Provider for Covered Services provided to Commercial Members who have been assigned to Provider's Center, according to the payment arrangement set forth below.

1. Part A Fund

     A Part A Fund shall be established which will consist of the "Part A Revenue," "Part A Expenses," and "Claims Reserve Fund." The fund shall be calculated as follows:

Part A Revenue

     An amount equal to the product of the capitation for each age/sex category listed on Exhibit C-1, Commercial Capitations (column titled "HOSP"), multiplied by the number of Members in each category, will be credited to the Part A Fund as "Part A Revenue."

Part A Expenses

     An amount equal to the claim paid by Humana, plus a calculated amount for claims incurred but not reported or paid (IBNR) for Part A Expenses, will be charged to the Part A Fund as "Part A Expenses."

     Part A Expenses include, but are not limited to, costs identified for inpatient hospital medial and surgical services, inpatient hospital psychiatric services, selected outpatient surgery procedures at Humana contracted facilities, skilled nursing home services, and home health care services. Part A Expenses also include the Supplemental Benefits capitation, the cost of the Stop Loss Pool (as specified in Section 5 below) and other Covered Services or costs which may be determined to be Part A Expenses by Humana in the normal course of business.

Claims Reserve Fund

     The balance of the Claims Reserve Fund is determined by multiplying the Per Capita Reserve Amount by the number of Commercial and individual Members currently assigned to the Provider, and is adjusted on a monthly basis. The Per Capita Reserve Amount is calculated by dividing the total claims paid, pending, or incurred during the prior three months of operation, by the Provider's total Commercial and individual enrollment for the same period.

     Surpluses from the Provider's Part A Fund are paid into the Claims Reserve Fund each month until the Claims Reserve Fund balance is reached. The Claims Reserve Fund shall be used to pay for any Part A Expenses which are not covered by the Part A Fund. Any funds remaining upon termination of this Agreement shall be shared equally between Provider and Humana.

     Part A Revenue, less Part A Expenses shall be calculated on a monthly basis, beginning with the fourth month of this Agreement. If the calculation reflects a positive balance, then the balance is a surplus. The surplus shall be credited towards the Claims Reserve Fund balance, and any net surplus exceeding the Claims Reserve Fund balance shall be shared equally between Provider and Humana. The Provider's share of the net surplus shall be paid to the Provider on or about the last day of the month following the calculation above.

     If the  calculation  reflects a  negative  balance,  then the  balance is a
deficit.   Fifty-percent  of  the  deficit  shall  be  absorbed  by  Humana  and fifty-percent of the deficit shall be payable by Provider to Humana.

2. Part B Fund

     A Part B Fund shall be established to pay for Part B Expenses. The fund shall be calculated as follows:

Part B Revenue

     An amount equal to the product of the capitation for each age/sex category listed on Exhibit C-1, Commercial Capitation (column titled "REF"), multiplied by the number of Members in each category; plus,

     An amount for Supplemental Benefits as listed on Exhibit C-1 (column titled "Drug" and "Vision"), multiplied by the number of Members who have selected such supplemental benefits, will be allocated to the Part B Fund as "Part B Revenue."

Part B Expenses

     An amount equal to the claims paid by Humana, plus a calculated amount for claims incurred but not reported or paid (IBNR) for Part B costs which Humana is expected to pay; plus

     An amount allocated to the Stop Loss Pool, plus

     An amount allocated to the Maternity Pool, will be charged to the Part B Fund as "Part B Expenses."

     Part B Expenses are all costs for Covered Services not defined as Part A Expenses. Part B Expenses include, but may not be limited to, hospital based physician fees, specialists fees, hospital outpatient services and supplemental benefits costs.

     Part B Revenue, less Part B Expenses, shall be calculated on a monthly basis, beginning with the fourth month of this Agreement. If the calculation reflects a positive balance then the balance is a surplus. One Hundred Percent (100%) of the surplus shall be credited to the Provider on a monthly basis. If the monthly calculation reflects a negative balance, then the balance is a deficit. One Hundred Percent (100%) of the deficit amount will be owed by Provider to Humana.

3.  Payment of Surpluses or Deficits

     At the close of each month, any Part A and/or Part B surpluses shall be offset by any Part A and/or Part B deficits. Any resulting net surplus shall be paid to the Provider on or about the end of the following month. Any resulting net deficit shall be paid to Humana upon notification by Humana of such deficits.

4. Primary Care Capitation

     The Primary Care Capitation paid to Provider for Physician Services, will be mailed on or about the 15th day of each month, and will consist of the following:

     An amount equal to the product of the capitation for each age/sex category on Exhibit C-1, Commercial Capitation (column titled "PCP"), multiplied by the number of Members in each category.

5. Stop Loss Pool

     A Stop Loss Pool shall be maintained to pay for Part A and Part B Expenses incurred by a Member after having reached the threshold amount in any one calendar year. Threshold amounts are defined in the Manual.

     Claims paid from the Maternity Pool shall not be considered expenses for purposes of the Stop Loss Pool, and shall not be included in the calculation.

     The per member per month costs of the Stop Loss Pool shall be charged to the Part A Fund and Part B Fund on a pro-rata basis. The initial per member per month rate for a new Provider will be the rate in effect on the effective date of this Agreement. The rate will adjust for all Providers at the same time.

     Humana retains the right to purchase Reinsurance coverage with the funds from the Stop Loss Pool for the purposes described above.

6. Maternity Pool

     A Maternity Pool shall be maintained to cover the cost of all Part A Fund and Part B Fund maternity expenses (as defined in the Manual). The per member per month cost of the Maternity Pool shall be charged to the Provider's Part A Fund and Part B Fund on a pro-rata basis. The initial per member per month rate for a new Provider will be the rate in effect on the effective date of this Agreement. The rate will adjust for all Providers at the same time.

     Humana retains the right to purchase Reinsurance coverage with the funds from the Maternity Fund Pool for the purposes described above.

7. Other Pools

     Provider agrees to participate in any other Stop Loss or Risk Sharing-type Pool that Humana may create from time to time that, in Humana's sole judgment, helps ensure the financial viability of the Health Care Network. Provider will be notified at least 20 days in advance of any changes in the Stop Loss Pool or other Risk Sharing-type Pool.

8. Capitation Adjustments

     The per member per month rates used to calculate Part A Revenue, Part B Revenue, Supplemental Benefits Capitation or Primary Care Capitation, may be adjusted from time to time to reflect the changes made in the rates paid to Humana for Commercial and individual Members, changes in benefits offered to Members by Humana or any other business reasons.

                                MEDICARE MEMBERS

     Humana agrees to pay Provider for Covered Services provided to Members who have been assigned to Provider, according to the payment arrangement set forth below:

1. Part A Fund

     A Part A Fund shall be established which will consist of the "Part A Revenue," "Part A Expenses," and "Claims Reserve Fund." The fund shall be calculated as follows:

Part A Revenue

     An amount equal to the product of the capitation for each age/sex category listed on Exhibit C-2, Medicare Capitation (section A titled "Medicare Part A Capitation"), multiplied by the number of Members in each category, will be credited to the Part A Fund as "Part A Revenue."

Part A Expenses

     An amount equal to the claim paid by Humana, plus a calculated amount for claims incurred but not reported or paid (IBNR) for Part A Expenses, will be charged to the Part A Fund as "Part A Expenses."

     Part A Expenses include, but are not limited to, costs identified for inpatient hospital medical and surgical services, inpatient hospital psychiatric services, selected outpatient surgery procedures at Humana contracted facilities, skilled nursing home services, and home health care services. Part A Expenses also include the Supplemental Benefits capitation, the cost of the Stop Loss Pool (as specified in Section 5 below), and other Covered Services or costs which may be determined to be Part A Expenses by Humana in the normal course of business.

Claims Reserve Fund

     The balance of the Claims Reserve Fund is determined by multiplying the Per Capita Reserve Amount by the number of Medicare Members currently assigned to the Provider, and is adjusted on a monthly basis. The Per Capita Reserve Amount is calculated by dividing the total claims paid, pending, or incurred during the prior three months of operation, by the Provider's total Medicare enrollment for the same period.

     Surpluses from the Provider's Part A Fund are paid into the Claims Reserve Fund each month until the Claims Reserve Fund balance is reached. The Claims Reserve Fund shall be used to pay for any Part A Expenses which are not covered by the Part A Fund. Any funds remaining upon termination of this Agreement shall be shared equally between Provider and Humana.

     Part A Revenue, less Part A Expenses shall be calculated on a monthly basis, beginning with the fourth month of this Agreement. If the calculation reflects a positive balance, then the balance is a surplus. The surplus shall be credited towards the Claims Reserve Fund balance, and any net surplus exceeding the Claims Reserve Fund balance shall be shared equally between Provider and Humana. The Provider's share of the net surplus shall be paid to the Provider on or about the last day of the month following the calculation above.

     If the  calculation  reflects a  negative  balance,  then the  balance is a
deficit.   Fifty-percent  of  the  deficit  shall  be  absorbed  by  Humana  and fifty-percent of the deficit shall be payable by Provider to Humana.

2. Part B Fund

     A Part B Fund shall be established to pay for Part B Expenses. The fund shall be calculated as follows:

Part B Revenue

     An amount equal to the product of the capitation for each age/sex category listed on Exhibit C-2, Medicare Capitation (section B titled "Medicare Part B Referral Capitation"), multiplied by the number of Members in each category; plus,

     An amount for Supplemental Benefits as listed on Exhibit C-2 (section D titled "Medicare Supplemental Benefits Capitation"), multiplied by the number of Members who are eligible for Medicare, Part A.

Part B Expenses

     An amount equal to the claims paid by Humana, plus a calculated amount for claims incurred but not reported or paid (IBNR) for Part B costs which Humana is expected to pay; plus

     An amount allocated to the Stop Loss Pool.

     Part B Expenses are all costs for Covered Services not defined as Part A Expenses. Part B Expenses include, but may not be limited to, hospital based physician fees, specialists fees, hospital outpatient services and supplemental benefits costs.

     Part B Revenue, less Part B Expenses, shall be calculated on a monthly basis, beginning with the fourth month of the Agreement. If the calculation reflects a positive balance then the balance is a surplus. One Hundred Percent (100%) of the surplus shall be credited to the Provider on a monthly basis. If the monthly calculation reflects a negative balance, then the balance is a deficit. One Hundred Percent (100%) of the deficit amount will be owed by Provider to Humana.

3.  Payment of Surpluses or Deficits

     At the close of each month, any Part A and/or Part B surpluses shall be offset by any Part A and/or Part B deficits. Any resulting net surplus shall be paid to the Provider on or about the end of the following month. Any resulting net deficit shall be paid to Humana upon notification by Humana of such deficits.

4. Primary Care Capitation

     The Primary Care Capitation paid to Provider for Physician Services, will be mailed on or about the 15th day of each month, and will consist of the following:

     An amount equal to the product of the capitation for each age/sex category on Exhibit C-2, Medicare Capitation (section C titled "Medicare Primary Care Provider Capitation"), multiplied by the number of Members in each category.

5. Stop Loss Pool

     A Stop Loss Pool shall be maintained to pay for expenses incurred by a Member after having reached the threshold amount. The threshold amount is defined in the Manual. The per Member per month rate for a new Provider will be the rate in effect on the effective date of the contract and will be revised for all Providers at the same time. Humana retains the right to purchase reinsurance coverage for these purposes.

6. Other Pools

     Provider agrees to participate in any other Stop Loss or Risk Sharing-type Pool that Humana may create from time to time that, in Humana's sole judgment, helps ensure the financial viability of the Health Care Network. Provider will be notified at least 30 days in advance of any changes in the Stop Loss Pool or other Risk Sharing-type Pool.

8. Capitation Adjustments

     The per member per month rates used to calculate Part A Revenue, Part B Revenue, Supplemental Benefits Capitation or Primary Care Capitation, may be adjusted from time to time to reflect the changes made in the rates paid to Humana for Commercial and individual Members, changes in benefits offered to Members by Humana or any other business reasons.

            PAYMENT ARRANGEMENT FOR MEMBERS NOT ASSIGNED TO PROVIDER

1. Humana P.P.O. and other non-assigned Members (except Medicare Supplement Members)

     As of the Effective Date, for those Members who are under health benefit or health care contracts offered, underwritten, or administered by Humana where Members are not assigned to Provider, Provider agrees to provide all physician services offered by Provider. Provider agrees to accept as payment in full from Humana seventy percent (70%) of the Medicare Allowable or Provider's Fee Profile, whichever is less, less any co-payments and deductibles due from such Members for physician services provided to such Members (the "Fee for Service Payment Method").

2. Humana Medicare Supplement Members

     As of Effective Date, Provider also agrees to bill the Medicare intermediary, for Humana supplemental benefit plans where Humana's coverage supplements the basic coverage of another carrier or third party payor. Provider agrees to accept the basic coverage as payment in full.

                                  ATTACHMENT D

                              DURATION OF AGREEMENT

     This Agreement shall continue for a term of five (5) years from the effective date, unless terminated as provided in this Agreement.

     Provider may terminate this Agreement for cause if Humana fails to make payments required under this Agreement, but only after written notice and providing at least sixty (60) days in which Humana may avoid termination by curing the default in payment. Any dispute concerning the amount of payment owed shall be resolved according to the procedures specified in the Manual.

     Humana may terminate this Agreement for cause if Provider fails to carry out any term or condition of this Agreement or has otherwise defaulted under this Agreement, after thirty (30) days written notice, or Humana may elect to impose optional procedures in lieu of termination of this Agreement, as specified in this Attachment D.

     Humana may terminate this Agreement immediately upon written notice, stating the cause for such termination, in the event Humana reasonably determines that (i) Provider's continued participation under this Agreement may adversely affect the health, safety or welfare of any Member or bring Humana or its health care networks into disrepute, (ii) or Provider engages in or acquiesces to any act of bankruptcy, receivership or reorganization, (iii) or Humana loses its authority to do business. Humana may also terminate this Agreement immediately if it loses authority to conduct any limited segment of its business, but only as to that segment.

     Humana may elect to terminate this Agreement upon sixty (60) day written notice, if Provider's cumulative Part A/Part B deficits, for three consecutive months, exceeds those months' cumulative Primary Care Capitation by 100%. "Cumulative" Deficit is defined as the amount of the deficit after offset payments (offset provisions are defined in Clause 25). "Cumulative" Primary Care Capitation is defined as the Provider's capitation amount for Primary Care Services net any offset payments or withholds. Termination may be delayed or waived. Waiver for termination for any given period would not waiver termination rights for succeeding periods.

     Provider agrees that he will not alter his referral patterns for non-Members as a result of entering into this contract or as a result of Humana entering into any contract with any other practitioner (herein the "Referee"). If the percentage of Provider's non-Members referred to a Referee declines by greater than 10% during any six (6) month period compared with the percentage referred prior to the Referee's Effective Date, and if the Referee also contracts to furnish services to Members, then Humana may, at its option, terminate this Agreement upon sixty (60) days notice unless Provider shall submit evidence satisfactory to Humana that the change in referrals to the Referee was for a cause other than Referee's entering into a contract with Humana.

     Either party may elect to terminate this Agreement without cause after the first two (2) years upon giving six (6) months written notice. In addition, this Agreement may be terminated by mutual written consent of both parties at any time.

     Any termination of this Agreement (except immediate terminations) by either party, shall become effective at the end of a month. Upon termination, Provider agrees to provide medical services to any Member hospitalized on the date of termination until the date of discharge, or until Humana has made arrangements for substitute care. Humana agrees to pay for such covered services in accordance with Attachment C.

     Provider understands that termination of this Agreement shall not relieve Provider from Provider's obligation to provide, or arrange and pay for Covered Services to Members through the last day of this Agreement. Humana retains the right to recover from Provider any costs paid on Provider's behalf which are obligations of Provider and become necessary to be paid by Humana to maintain the health care delivery network.

     Compliance  with  Florida  Statutes - As  required  under  Florida  Statute
Section 641.234, as amended, effective October 1, 1988, if the Department of Insurance has information and belief that this Agreement requires Humana Medical Plan, Inc. and/or Humana Health Plan of Florida, Inc. ("Humana") to pay a fee which is unreasonably high in relation to the services provided, after review of this Agreement, the department may order Humana to cancel this Agreement if it determines that the fees to be paid by Humana or as compared with similar contracts entered into by other health maintenance organizations in similar circumstances, such that this Agreement is detrimental to the subscribers, stockholders, investors, or creditors of Humana. The issuance of such an order by the Florida Department of Insurance will not affect the termination of the entire Agreement which shall remain in full force and effect with respect to Humana Health Insurance Company of Florida, Inc. and Humana Insurance Company and product lines contemplated in the Agreement to which this Amendment is made a part.

     As required under Florida Statute Section 641.315, Provider shall provide sixty (60) days advance written notice to Humana at the address listed in the "Notices" section of this Agreement, and to the Department of Insurance, Bureau of Specialty Insurers, 200 East Gaines Street, Tallahassee, Florida 32399-0300, before canceling this Agreement with Humana for any reason. Nonpayment for goods or services rendered by Provider to Humana or any of its Members shall not be a valid reason for avoiding such 60-day advance notice of cancellation. Upon receipt by Humana of a 60-day cancellation notice, Humana may, if requested by the Provider terminate the contract in less than sixty (60) days if Humana is not financially impaired or insolvent.

     Humana and Provider hereby acknowledge and agree that the provisions stated in the previous paragraph do not relieve the Provider of any of its other obligations under this Agreement that are not inconsistent with the foregoing, including without limitation any obligation Provider has to provide more than sixty (60) days notice of cancellation of this Agreement, to Humana.

     Any change (including any addition and/or deletion) to any provision or provisions of this Agreement that is required by duly enacted federal or Florida legislation, or by a regulation or rule finally issued by a regulatory agency pursuant to such legislation, rule or regulation, will be deemed to be part of this Agreement without further action required to be taken by either party to amend this Agreement to effect such change or changes, for as long as such legislation, regulation or rule is in effect.

Optional Procedures in Lieu of Termination

     If, upon Humana's determination that Provider has breached this Agreement or is not abiding by any policy or procedure specified in this Agreement, the Manual, or other publication by which Provider has been notified of such policy or procedure, Humana may elect to implement a remedial plan under which the Provider will have a reasonable period of time to comply with the provisions of this Agreement. This "Corrective Action Plan" is specified in the Manual.

     Humana may also immediately implement a procedure to restrict new Members at Provider's Medical Center. This procedure will continue until such time as Humana determines that Provider has corrected the default and may then take additional Members.

     If, as a result of Provider's untimely payment to any Participating Provider which Provider is obligated to pay directly, the services of Members are disrupted, Humana may, at its sole discretion, immediately implement a procedure in lieu of termination whereby Humana will pay such providers and deduct the payment from any monies due and owing by Humana to Providers. This procedure will continue until such time as Humana determines that the Provider is able to resume payment to these providers without disruption of services. This shall not relieve the Provider's obligation to pay Participating Providers.

     Provider understands that Humana has no obligation to implement the Optional Procedures specified above in lieu of termination, and that such option does not waive any rights under this Agreement.

                                  ATTACHMENT E

Section 1 - Health Care Delivery Network/Participating Providers

Section 2 - Provider's Facility

Section 3 - Advertising and Marketing

Section 4 - Conflicts of Interest

Section 5 - Medical Records

Section 6 - Access to Information


                                    SECTION 1
             HEALTH CARE DELIVERY NETWORK - PARTICIPATING PROVIDERS

     Except as otherwise provided in this Agreement, Provider shall admit or refer Members to those hospitals, specialists and other health care professionals, hereinafter "Humana Participating Providers," with whom Humana has contracted as part of its Health Care Delivery Network. These Humana Participating Providers are listed in the Manual and may change from time to time. Humana shall pay the Humana Participating Providers directly at a pre-negotiated capitation payment or fee-for-service payment on behalf of the Provider for appropriately referred services, and these payments shall be charged to the appropriate account of the Provider, as described in Attachment C.

     Provider may substitute their own Participating Provider with another of their own choosing after having first obtained written approval of Humana, such approval shall not be unreasonably withheld. Provider shall obtain written agreement from these Participating Providers after Humana has approved such agreements and Participating Providers have been credentialed by Humana. Humana will pay these participating providers directly as described above.

     Provider understands and agrees that no physician or other health professional or facility shall be permitted to provide services to Humana Members which have not been credentialed by Humana. Provider agrees to replace any physician or other health professional who has been decredentialed by Humana within a reasonable period of time after Provider has been notified in writing of such decredentialing, with a provider who has been credentialed by Humana.

     Provider understands that, from time to time, other providers' agreement will expire or be terminated, and that Members will be transferred to Provider's Center. Provider agrees to honor existing Health Care Delivery Network contracts covering Members which have been transferred into Provider's Center, until such time as those contracts can be terminated.

                                    SECTION 2
                               PROVIDER'S FACILITY

     Provider is, or will be providing health care services at the facility location listed on the attached Attachment F. This facility is known as the Provider's "Center." Provider agrees not to change the location where services are provided to Members, or to add any new locations, without the prior written approval of Humana. Similarly, Provider must obtain Humana's prior written approval before closing any location. Provider will establish regular business hours for the provision of services to Humana Members. In establishing business hours, Provider should take into consideration the number and type of Members assigned to the facility. The proposed business hours listed on Attachment F are subject to approval by Humana. This does not relieve Provider of its obligation to provide 24-hour per day medical coverage for Members.

                                    SECTION 3
                            ADVERTISING AND MARKETING

     Provider may participate in the generation of Membership through marketing and advertising only after obtaining prior written approval of Humana. Provider will not advertise or utilize any marketing materials, logos, tradenames, servicemarks, or other materials created or owned by Humana, or make reference to Humana without Humana's written consent. Provider shall not acquire any right or title in or to the marketing materials, logos, tradenames, service marks, or other materials of Humana, the same shall remain at all times the exclusive property of Humana.

     Provider agrees to install appropriate signage promoting Humana both outside and inside its facility, subject to limitations in Provider's lease or local ordinance. Such signage must be approved by Humana and will be installed at Provider's expense. Provider further agrees to display marketing materials provided by Humana inside the facility. Upon request by Humana and within ten
(10) working days, Provider agrees to remove any such signage and materials from exterior or interior of its facility, as the case may be, and either deliver or destroy same in accordance with the instructions of Humana.

     Provider agrees not to send written communication to Provider's Members, other than that provided for in the manual, without the prior review and approval by Humana.

                                    SECTION 4
                              CONFLICT OF INTEREST

     Provider hereby represents and warrants that, except as disclosed on Attachment G, Provider, including all Principals of Provider, shall not be interested, directly or indirectly, in any manner, as a contractor, partner, officer, director, shareholder, advisor, employee, or in any other capacity, in any other health maintenance organization, prepaid health plan, or similar entity providing prepaid health services, hereafter referred to as a "Competitive Plan."

     Provider agrees that Provider has a continuing obligation to notify Humana of any changes in Attachment G.

     Provider is not permitted to contract or affiliate with any Competitive Plan which offers a Medicare HMO product which will be provided to members of the Competitive Plan at the same facility where services are provided to Members of Humana. Provider may contract or affiliate with a Competitive Plan which offers a Medicare HMO product which will be provided to members of the Competitive Plan at a facility which is not affiliated with Humana and which is a reasonable distance from the Provider's facility under this Agreement. Provider may contract or affiliate with a Competitive Plan which does not offer a Medicare HMO product at any facility.

     Humana reserves the right to determine which Competitive Plans offer Medicare HMO products and to prohibit Provider from contracting or affiliating with such plans at the facility under this Agreement, or at facilities within a reasonable distance from this facility.

     Provider represents and warrants that neither Provider, nor any employee or agent of Provider, shall solicit or otherwise attempt to induce, directly or indirectly, any Members to disenroll from Humana or to enroll in any Competitive Plan. It shall be deemed conclusively that Provider has breached this representation and warranty if a Member disenrolls from Humana, and within six
(6) months thereafter, or six (6) months following any termination of this Agreement, whichever shall occur first, said Member enrolls in a Competitive Plan in which Provider is interested, directed or indirectly.

     Provider agrees to identify any and all facilities and agencies (e.g. Lab, X-ray, Nursing Home or Home Services agency, etc.) where Provider refers patients and where Provider has an ownership or financial interest. Provider will make such disclosure at time of contract execution and thereafter whenever ownership or financial interest in a facility or agency is obtained.

     Except in the case of death or legal incompetence, Provider represents and warrants that there shall be no change in ownership without Humana's approval, and such approval shall not be unreasonably withheld. Any such change in ownership is subject to the limitations of Assignment and Delegation specified in Article 17 of this Agreement. In the event a change of ownership occurs as a result of the death or legal incompetence of one of the Principals, Provider (or its personal representative) shall notify Humana of any such change or impending change within fifteen (15) days of the date of death or petition for a judgment of incompetence.

                                    SECTION 5
                                 MEDICAL RECORDS

     Provider shall maintain and retain records on behalf of Humana relating to Members in such form as required by law and accepted medical practice. Humana shall be the owner of such records and may obtain, copy, have access to, or cause to be transferred any and all medical, administrative or financial records related to the covered services provided by Provider to any Member upon request. Provider agrees to transfer the original medical record of any Member who has transferred to another Provider for any reason, including termination of this Agreement, upon request by Humana or the Member. The transfer of medical records shall be at no cost to either Humana or the Member. Provider agrees to pay court costs or legal fees necessary for Humana to enforce the terms of this Section 5. This Section 5 shall survive the termination of this Agreement for any reason.

                                    SECTION 6
                              ACCESS TO INFORMATION

     Provider agrees Humana or its designee shall have access and an opportunity to thoroughly examine Provider's facilities, books, records and operations at any time. Further, Humana or its designee shall have access and an opportunity to thoroughly examine at any time facilities, books, records and operations of any related organization or entity. Related organization or entity shall be defined as (1) having influence or ownership or control and (2) either a financial relationship or a relationship for rendering of services. Purpose of such requirement is to permit Humana the right to assure compliance with all financial, operational, quality assurance, as well as, any and all other obligations required of Provider under this Agreement or the Manual.

     Failure by any person or entity involved, including Provider, to comply with any requests for access, above mentioned, within ten (10) business days of receipt of notification will be considered a breach of contract.

                                      E-24